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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                February 10, 2000

Magna Entertainment Corp.
285 West Huntington Drive
Arcadia, California 90017

          Re: Up to 17,362,890 Shares of Class A Subordinate Voting Stock par
              value $.01 per share, of Magna Entertainment Corp.
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Ladies and Gentlemen:

     We have acted as special United States counsel to Magna Entertainment Corp., a Delaware corporation (the "Company"), in connection with the filing of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 17,362,890 shares of Class A Subordinate Voting Stock, par value $.01 per share of the Company (the "Shares").

     We have examined the Certificate of Incorporation, as amended, of the Company and the By-Laws of the Company. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a validly existing corporation under the General Corporation Law of the State of Delaware (the "GCL").

     2. The Shares have been duly authorized for issuance and will be validly issued, fully paid and non-assessable when the Registration Statement, as finally amended, shall have become effective under the Securities Act and when certificates representing the Shares shall have been duly executed, countersigned and distributed as contemplated by the Registration Statement.

     We express no opinion as to the application of the laws of any jurisdiction, other than the GCL, to the distribution of the Shares including the securities or blue sky laws of the various states.
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Sidley & Austin                                                 New York


Magna Entertainment Corp.
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to Sidley & Austin included in or made a part of the Registration Statement through the date hereof.

                                 Very truly yours,


                                 /s/ Sidley & Austin